UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 23, 2005

QLT Inc. (Translation of registrant’s name into English)

British Columbia, Canada (Jurisdiction of Incorporation)	000-17082 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

887 Great Northern Way, Vancouver, B.C., Canada V5T 4T5 (Address and zip code of principal executive offices)

604.707.7000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 415 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

             On September 26, 2005, QLT Inc. announced that Paul J. Hastings had resigned as President, Chief Executive Officer and a Director of QLT, effective immediately. A copy of the press release announcing his resignation is attached as Exhibit 99.1. The terms of his resignation are set forth in a letter agreement between Mr. Hastings and QLT dated September 23, 2005 (the “Letter Agreement”). A copy of the Letter Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

             The Letter Agreement provides that Mr. Hastings will be entitled to severance in accordance with Section 5.3 of the Executive Employment Agreement dated for reference December 18, 2001 between Mr. Hastings and QLT (the “Employment Agreement”), except as modified by the Letter Agreement. The Letter Agreement provides for Mr. Hastings to receive:

•	his base salary and an amount equal to his entitlement under the Cash Incentive Compensation Plan for a period of 24 months until September 23, 2007;
•	all benefits, except short and long term disability, until the earlier of the date on which Mr. Hastings ceases to be a resident of Canada and September 23, 2006; in the event he ceases to be a resident of Canada prior to September 23, 2007 or is not eligible for benefits after September 23, 2006, then, from that date forward to September 23, 2007, an amount in lieu of benefits equal to 10% of his base salary;
•	in the event of a change in control of QLT, all amounts provided in the foregoing bullet-points payable immediately in a lump sum;
•	an extension from 90 days to one year (to September 23, 2006) of the period during which he may exercise his vested stock options;
•	during the 24 month period to September 23, 2007, his tax advisory fees in the same manner and to the same extent as paid during his employment with QLT; and
•	relocation assistance to September 23, 2007 not to exceed Cdn$150,000, to the extent not paid by a future employer.

The total separation payments to Mr. Hastings will be approximately U.S.$3.2 million.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

            On September 23, 2005, Paul J. Hastings resigned as President, Chief Executive Officer and a Director of QLT, effective immediately. A description of the terms of Mr. Hastings’s resignation are included under Item 1.01 and incorporated herein by reference. The resignation of Mr. Hastings is not the result of any disagreement with QLT on any matter relating to its operations, policies or practices.

             On September 26, 2005, QLT announced that Robert L. Butchofsky, QLT’s senior vice president marketing and sales, had been elected acting Chief Executive Officer, effective immediately. A copy of the press release announcing the resignation of Mr. Hastings and the appointment of Mr. Butchofsky is filed with this report as Exhibit 99.1. Modifications to Mr. Butchofsky’s employment agreement with QLT will be described in a subsequent filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(C)	EXHIBITS

Exhibit Number	Title

10.1	Letter Agreement dated September 23, 2005 by and between QLT Inc. and Paul J. Hastings
99.1	Press Release of QLT Inc. issued on September 26, 2005 regarding the resignation of Paul J. Hastings the naming of Robert L. Butchofsky as Acting Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

QLT Inc.

Date: September 26, 2005	/s/ Cameron Nelson Cameron Nelson Chief Financial Officer